Exhibit 99(c)

Minutes of the Organizational Meeting of the

Board of Director(s)

of

PGI ENERGY FUND I SERIES- 2010, INC

The organizational meeting of the Board of Directors of the above captioned Corporation was held on the date, time and at the place set forth in the written Waiver of Notice signed by all the Directors, fixing such time and place, and prefixed to the minutes of this meeting.

All of the Director(s) named in the Formation Document were present and participated throughout the meeting.

Marcellous S. McZeal acted as Chairman, and that MARCELLOUS S. MCZEAL acted as Secretary.

The Chairman called the meeting to order and announced that a quorum was present. The Chairman reported that the Formation Document(s) of the Corporation were approved and filed with the appropriate state authority in the State of formation. The Chairman presented these documents to the meeting and upon motion duly made, seconded and unanimously adopted; they were approved and ordered to be filed in the minute book as part of the permanent records of the Corporation.

The meeting then proceeded to the election of Officers. Upon nominations duly made and seconded, the following were qualified and elected:

Marcellous S. McZeal: President

MARCELLOUS S. MCZEAL: Secretary

The Secretary presented to the meeting a proposed form of Bylaws for the regulation and management of the affairs of the Corporation, which were reviewed by the Director(s). Upon motion duly made, seconded and unanimously adopted, it was resolved, that the Bylaws submitted to and reviewed at this meeting are hereby adopted as the Corporation Bylaws by signing the adopting resolution to such effect.

The Secretary then presented to the meeting:

A)	A specimen form Stock Certificate representing shares in the Corporation

B)	The Corporation Seal

Upon motion duly made, seconded and unanimously carried, it was resolved that the specimen form of Stock Certificate and the Corporation Seal be approved, ratified and adopted by the Board of Director(s).

The form of Minute Book presented to and reviewed at this meeting is approved and adopted and the Secretary is instructed to insert in it the minutes of this meeting and all other proceedings of the Board of Directors and Shareholders.

The Chairman stated that it was necessary for the Directors to designate the bank or banks in which the Corporation’s funds should be deposited and, further, to designate the persons having authority to sign checks and drafts and otherwise act in connection with such bank accounts. Upon motion duly made, seconded and unanimously carried, it was resolved, that such Officer(s) be and hereby is/are authorized to open a bank account in behalf of the Corporation with any financial institution and a resolution for that purpose was adopted and was ordered appended to the minutes of this meeting. Resolved further, that the Board of Director(s) has the power to designate and remove the persons having authority to sign checks and drafts and otherwise act in connection with such bank accounts.

The Chairman presented to the meeting statements of expenses and charges incurred in the organization of the Corporation. Upon motion duly made, seconded and unanimously adopted, it was resolved, that the organizational expenses and charges presented to and reviewed by this meeting be paid from the funds of the Corporation.

Upon motion, duly made, seconded and unanimously adopted, it was resolved, that the Principal Office of the Corporation be established and maintained at the following location:

7322 Southwest Frwy Ste 1100, Houston, TX 77074

The Secretary then annexed all the aforementioned documents into the minutes and affixed the Corporation Seal.

The following additional action was taken at the meeting:

Adopt By-Laws and Minutes of Organization

Shareholders Meeting Notice to Marcellous McZeal and Robert Gandy Majority Shareholders

Minutes of the Annual Meeting of Shareholders

Shareholders Appointment of Directors

Directors Appointment of Officers

Directors Appointment of Advisory Board

Directors Appointment of Financial Audit Committee

Directors Adoption of Pythagoras Group Contract for Advisory

Directors Adoption of Grealish & McZeal Legal Services Contract

Directors Adoption of OddosseyOne Source HR Services Contract

Directors Approval of Banking Resolution

Directors Adoption Fiscal Year Resolution

Directors Adoption of Principal Office Resolution

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned.

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Affix Corporation Seal below:

Minutes of the Annual Meeting of the Shareholders

of

PGI ENERGY FUND I SERIES - 2010, INC

The Chief Executive Officer of the Corporation called the meeting to order.

The Secretary stated that the meeting had been called pursuant to notice of such meeting and/or waiver of notice thereof in accordance with the Bylaws of the Corporation. It was ordered that a copy of the notice and/or waiver of notice be filed with the minutes of this meeting. The Secretary read the roll of Shareholders from the stock transfer ledger. The following Shareholders were present in person or by proxy:

Shareholders (Please note if represented by Proxy)	Shares

ROBERY GANDY	255,000,000

MARCELLOUS McZEAL	245,000,000

It was ordered that all proxies be filed with the minutes of this meeting. The Chief Executive Officer stated that a majority of the total number of shares issued and outstanding was represented and that the meeting is convened and ready to transact any business before it.

The Secretary read the minutes of the previous meeting. On motion duly made, seconded and carried the minutes were unanimously approved.

The Chief Executive Officer then gave a general report of the business and finances of the Corporation including all activities of the Board of Director(s) and the Officers. The Chief Executive Officer proposed that all acts taken by the Director(s) and Officers since the last annual meeting be ratified by the shareholders. Upon motion duly made, seconded and unanimously carried such acts are hereby approved.

The Chief Executive Officer then stated that the election of the Directors of the Corporation was now in order. The following were nominated as Directors:

Marcellous McZeal-Chairman of Board	Carl Allen Robinson-Board Member

Lionel Johnson-Board Member	Arael Doolittle-Board Member

Chad Slater-Board Member

All present having voted, the following were elected as Directors:

Marcellous McZeal-Chairman of Board	Carl Allen Robinson-Board Member

Lionel Johnson-Board Member	Arael Doolittle-Board Member

Chad Slater-Board Member

Each newly elected Director was present and accepted his/her responsibilities to serve until the next annual meeting of the Shareholders or until their successors are elected.

The following additional action was taken at the meeting:

The Board further appointed advisory board Members Robert Gandy and Robert Carroll.

The Board further appointed financial audit committee Marcellous McZeal, Robert Carroll, and Lionel Johnson.

The Board further adopted resolution appointing disclosure committee members Marcellous McZeal, Robert Carroll, and Lionel Johnson. These members shall serve a 2 year term subject to re-election by the board of directors.

The Board further adopted approval to submit registration statement Form 10 to the Securities and Exchange Commission and all relevant information to become a public company to raise capital for operations through public stock offering and private placement resale of securities.

There being no further business before the meeting, on motion duly made, seconded and unanimously carried the meeting was adjourned.

Secretary

RATIFICATION

We, the undersigned Shareholders, or assignees thereof, have read these minutes and do hereby approve, ratify and confirm all business transacted as reported herein.

Shareholder of Proxy Signature	Shareholder of Proxy Signature

There being no further business before the meeting, on motion duly made, seconded and unanimously carried, the meeting was adjourned.

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Affix Corporation Seal below:

Minutes of the Annual Meeting of the Board of Directors

of

PGI ENERGY FUND I SERIES- 2010, INC

The regular meeting of the Board of Directors was held at the time and location stated on the waiver of notice for such meeting.

The following Directors of the Corporation, being a quorum, were present and participated throughout the meeting:

MARCELLOUS McZEAL	acted as Chairman of the meeting and
MARCELLOUS S. McZEAL	acted as Secretary of the meeting.

The Secretary presented and read a waiver of notice of meeting, signed by all the Directors, which was ordered filed with the minutes of the meeting.

The minutes of the preceding meeting of the Board of Directors was read and adopted.

The President presented a general report of the business of the Corporation, the Secretary presented his report and the Treasurer presented a report of the finances of the Corporation. The officers’ reports were filed with the minutes of the meeting.

The following persons were nominated and a vote having been taken were unanimously elected to the offices set forth below to serve until their respective successors are chosen and qualify:

Chief Executive Officer: Marcellous McZeal	COO: Arael Doolittle
President: Carl Allen Robinson	Secretary: MARCELLOUS S. MCZEAL
Vice-President: Chad Slater	Treasurer: MARCELLOUS S. MCZEAL
CFO-Lionel Johnson

There being no further business before the meeting, on motion duly made, seconded and unanimously carried, the meeting was adjourned.

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Affix Corporation Seal below:

Waiver of Notice of the Organizational Meeting of

Board of Director(s)

of

PGI ENERGY FUND I SERIES- 2010, INC

We, the undersigned, being all of the Director(s) of the Corporation, hereby agree and consent that the organizational meeting of the Board of Director(s) of the Corporation be held on the date and time and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by any Director present thereat. Any business transacted as such meeting or at any adjournment or adjournments thereof shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

Place of Meeting: 7322 SOUTHWEST FRWY STE 100, HOUSTON, TX. 77074

Date and Time of Meeting: June 29,2010 at l:00pm

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Affix Corporation Seal below:

Resolution to Adopt a Fiscal Year of the Board of Director(s)

of

PGI ENERGY FUND I SERIES- 2010, INC

We, the undersigned, being all of the Directors of the Corporation, do hereby agree and consent to adopt the following fiscal year as of the date below:

Fiscal year begins on January 01, 2010 and ends on December 31, 2010.

Upon motion duly made, seconded and unanimously carried, it was resolved that the Fiscal Year Resolution be approved and adopted.

The Corporation Seal is hereby affixed and the resolution is annexed into the minutes of the Corporation.

Dated:

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Affix Corporation Seal below:

Resolution of the Board of Director(s)

Adopting a Principal Office Location

of

PGI ENERGY FUND I SERIES- 2010, INC

We, the undersigned, being all of the Directors of the Corporation, do hereby agree and consent to adopt the following location as the Principal Office of the Corporation as of the date below:

Office Location	7322 SOUTHWEST FRWY STE 1100, HOUSTON, TX. 77074

Upon motion duly made, seconded and unanimously carried, it was resolved that the Principal Office Resolution be approved and adopted.

The Corporation Seal is hereby affixed and the resolution is annexed into the minutes of the Corporation.

Dated:

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Director Signature	Director Signature

Affix Corporation Seal below: